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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 14, 2001
                        Date of earliest event reported


                         CARRIER 1 INTERNATIONAL S.A.
            (Exact name of registrant as specified in its charter)

       LUXEMBOURG                001-15693               98-0199626
     (State or other          (Commission File          (IRS Employer
      jurisdiction                Number)            Identification No.)
    of incorporation)

                               ROUTE D'ARLON 3
                         L-8009 STRASSEN, LUXEMBOURG
             (Address of principal executive offices) (Zip code)

                            (011) (41-1) 297 2600
             (Registrant's telephone number, including area code)



      In this report "Carrier1 International" refers to Carrier 1 International S.A., a societe anonyme organized under the laws of the Grand-Duchy of Luxembourg, and "Carrier1," "we," "our" and "us" refers to Carrier1 International and its subsidiaries and their predecessors, except where the context otherwise requires.

Item 5.     OTHER EVENTS

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         Carrier1 International S.A. announces that in answering certain questions on Carrier1's analyst conference call on 14 November 2001 regarding its total outstanding value added tax (VAT) refunds receivable, the CFO accidentally provided an erroneous amount. As reported in Carrier1's quarterly report on Form 10-Q for the period ended September 30, 2001, the VAT refunds receivable as at September 30, 2001 was $46.046 million. The amount of exceptional backlog of VAT refunds receivable of $10 to 15 million, referred to on the conference call, which Carrier1 expects to receive in future quarters, was included in that amount. The amount of VAT payables of Carrier1 as at September 30, 2001 was $19.44 million, also as reported in Carrier1's quarterly report on Form 10-Q for the period ended September 30, 2001.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired.  Not applicable.

(b)   Pro forma financial information.  Not applicable.

(c)   Exhibits. Not applicable




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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2001                CARRIER1 INTERNATIONAL S.A.

                                       By:   /s/ ROBERT MICHAEL MCTIGHE
                                          --------------------------------
                                       Name:  Robert Michael McTighe
                                       Title: Chief Executive Officer and
                                              Director


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